UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2008

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457

Washington, North Carolina 27889

(Address of principal executive offices)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 28, 2008, Fountain Powerboat Industries, Inc. (the “Company”) and Baja by Fountain, Inc. (a wholly owned subsidiary of the Company) entered into agreements with Brunswick Corporation (“Brunswick”) and its wholly owned subsidiary, Baja Marine Corporation, and agreements with Regions Bank, the Company’s existing lender to facilitate the acquisition of assets described in Item 2.01 of this report (the “Asset Purchase”). These agreements and how they affect existing relationships are described below.

Brunswick Related Agreements

As previously disclosed in Form 8-Ks filed with Securities and Exchange Commission (the “SEC”), the Company, Fountain Powerboats, Inc. (“FPI”), Brunswick and Mr. Reggie Fountain, personally, are parties to a Master Agreement and an Engine Supply Agreement.

On May 28, 2008, the Company, FPI, Brunswick and Mr. Fountain entered into a Third Omnibus Amendment and Agreement (the “Third Amendment”), which amended the Master Agreement. The Third Amendment terminated Brunswick’s ability to require Mr. Fountain to sell his stock in the Company to Brunswick and other restrictions on Mr. Fountain’s stock in the Company. Mr. Fountain currently owns 2,250,472 shares of the Company’s Common Stock, or approximately 51.6% of the outstanding shares, and holds options to acquire an additional 450,000 shares. In addition, the Third Amendment extended the expiration of the term of the existing Engine Supply Agreement to June 30, 2020. Baja By Fountain, Inc. also executed an Engine Supply Agreement having terms substantially the same as the Engine Supply Agreement between the Company, FPI and Brunswick. This new Engine Supply Agreement also terminates on June 30, 2020. Under the Engine Supply Agreements, Brunswick agreed to supply to the Company, and the Company agreed to purchase from Brunswick, all of the Company’s requirements for marine engines and certain other power components for Fountain and Baja boats, subject to availability and other terms and conditions.

Regions Bank Related Agreements

As previously disclosed in Form 8-Ks and 10-Qs filed with the SEC, the Company has an Amended & Restated Loan Agreement with Regions Bank (the “Loan Agreement”). The Loan Agreement covers a $14,500,000 term loan (the “Term Loan”) and a $2,000,000 revolving line of credit (the “Revolver”). The Term Loan matures September 19, 2010, and is secured by accounts receivable, inventories, property, plant and equipment, death proceeds under certain life insurance policies, and common stock. The Revolver maturity date is July 12, 2008. As of March 31, 2008, the Company was not in compliance with the covenant setting forth minimum earnings before interest, taxes, depreciation and amortization (EBITDA). The remedy for an event of default prescribed in the Amended & Restated Loan Agreement is for Regions Bank to declare all or any part of any obligation of the Company to Regions Bank due and payable immediately. Regions Bank has waived its right to remedy the default resulting from the Company’s breach of this covenant and issued such waiver in writing. This waiver extends to the end of the three months ending June 30, 2008, at which time covenant compliance will be determined anew. If the Company is not able to cure the default or obtain an additional waiver at that time, the lender has the right to foreclose on substantially all of the Company’s assets.

On May 28, 2008, Baja By Fountain, Inc. granted Regions Bank a security interest in all its assets and guaranteed the obligations of the Company and FPI to Regions Bank. At the same time, Brunswick has entered into a Subordination Agreement with Regions Bank pursuant to which Brunswick subordinated its note and liens and other obligations of Baja By Fountain, Inc. described in Item 2.01 of this Report to rights of Regions Bank.

Item 2.01 of this Report is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 28, 2008, the Company’s wholly-owned subsidiary, Baja By Fountain Inc., acquired certain assets of Baja Marine Corporation’s boat business, a wholly owned subsidiary of Brunswick Corporation. The Company and Baja By Fountain, Inc. are hereinafter collectively referred to as the Company. Baja Marine Corporation and Brunswick Corporation are collectively hereinafter referred to as Brunswick.

The Baja brand, which is the subject of the acquisition, consists of high performance sport boats in lengths from nineteen feet to forty feet and sells to a market that has limited overlap with boats manufactured by Fountain Powerboats, Inc. Management expects the Baja product line will complement the Fountain product line and allow the Company to add revenue for the Baja products. The Company expects to begin manufacturing Baja boats for the 2009 model year. The Company’s start-up of production of the Baja product line will require the use of cash for initial costs and the buildup of inventories prior to the ramp-up of production and delivery of the new product line to the dealer network.

The assets acquired consist primarily of equipment, tooling, drawings, blueprints, design software and production process documentation used to build the following Baja boat models for the model year 2009 and later: Outlaw (20, 23, 26, 30, 35, 40); Performance (Hammer X, 245, 278, 335, 415); Islander (192, 202, 247, and 277). Brunswick retained assets related to the other Baja boat models. The Company also acquired trademarks and other assets used to sell the acquired models. Except for the note described below, the Company did not assume any liabilities from Brunswick. For example, Brunswick retains all warranty obligations for boats manufactured by Brunswick, although the Company will manufacture and sell parts to enable Brunswick to fulfill the retained warranty obligations.

The Company paid $4 million for the assets, which the Company borrowed. This indebtedness is evidenced by a promissory note (the “Note”) issued to Baja Marine Corporation pursuant to the Asset Purchase Agreement and in connection with the Engine Supply Agreement described in Item 1.01 of this Report. The Note is guaranteed by Fountain Powerboat Industries, Inc. and is secured by the assets purchased from Brunswick and certain replacement assets Baja By Fountain, Inc. acquires or develops in the future, if the assets are used solely to manufacture and sell boats under the Baja name. The Note bears 7% annual interest. No principal or interest is due under the Note until June 30, 2020. At that time, the Note will be cancelled without payment by the Company, if the Company has not defaulted on its obligations to Brunswick. In addition to normal cross default provisions common in promissory notes, breach by the Company of either of the two Engine Supply Agreements described in Item 1.01 of this Report would cause all principal and interest under the Note to become due.

Based on the Company’s determination of the accounting treatment for the acquisition of these assets, the Company does not intend to file financial statements related to Baja Marine Corporation’s operation of the acquired assets before the acquisition date. Baja Marine Corporation did not provide the Company with financial statements that relate solely to the boat models acquired by the Company. The Company is aware, however, that the Baja boat line was unprofitable when it was operated by Baja Marine Corporation. Therefore, the Company will be required to make substantial operational changes to operate profitably.

On June 3, 2008, we issued a press release announcing the asset acquisition. A copy of our press release is attached as an exhibit to this Report.

Item 1.01 of this Report is incorporated by reference into this Item 2.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are being furnished with this Report.

Exhibit No.	Exhibit Description
99.1	Press release dated June 3, 2008.

99.2	Asset Purchase Agreement dated as of May 28, 2008 between and among Baja Marine Corporation, Brunswick Corporation, Baja by Fountain, Inc. and Fountain Powerboat Industries, Inc. Certain immaterial schedules are omitted from this exhibit.

99.3	Secured Subordinated Promissory Note dated as of May 28, 2008 of Baja by Fountain, Inc. to Baja Marine Corporation, which is guaranteed by Fountain Powerboat Industries, Inc.

99.4	Security Agreement dated as of May 28, 2008 between Baja by Fountain, Inc. and Baja Marine

Corporation.

99.5	Third Omnibus Amendment dated as of May 28, 2008 by and among Brunswick Corporation, Fountain Powerboat Industries, Inc., Fountain Powerboats, Inc. and Reginald M. Fountain, Jr.

99.6	Engine Supply Agreement dated as of May 28, 2008 among Baja by Fountain, Inc. and the Mercury Marine Division of Brunswick Corporation.

99.7	Security Agreement dated as of May 28, 2008 by Baja by Fountain, Inc. to Regions Bank.

99.8	Guaranty Agreement dated as of May 28, 2008 by Baja by Fountain, Inc. to Regions Bank.

99.9	Subordination Agreement dated as of May 28, 2008 by and between Baja Marine Corporation and Regions Bank, which is consented to by Fountain Powerboat Industries, Inc., Baja by Fountain, Inc., Fountain Powerboats, Inc., and Fountain Dealers’ Factory Store, Inc.

Forward-Looking Statements

This Report and its exhibits contain forward-looking statements, including statements regarding future operations of the purchased assets, which involve risks and uncertainties. Actual results could differ materially from those discussed. Factors that could cause or contribute to such differences, include, but are not limited to, delays and unexpected costs for beginning construction of Baja boats, higher than expected costs to build boats, defects in acquired assets and lower than expected future market demand for Baja boats. More information about potential factors which could cause actual results to differ from the forward looking statements included in this announcement is included in our filings with the Securities and Exchange Commission, including in the Risk Factors section of the Form 10-K filed with the Securities and Exchange Commission on September 27, 2007, and in subsequent quarterly reports in Form 10-Q. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: June 3, 2008	By:	/s/ Irving L. Smith
Irving L. Smith
Chief Financial Officer